Exhibit 99.2

Rexford Industrial

THIRD QUARTER 2021

Supplemental Financial Reporting Package

The Merge

Rexford Industrial Realty, Inc. NYSE: REXR
11620 Wilshire Boulevard, Suite 1000
Los Angeles, California 90025
310.966.1680

RexfordIndustrial.com

Table of Contents.

Disclosures:
Forward-Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; an epidemic or pandemic (such as the outbreak and worldwide spread of novel coronavirus (COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities may implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned factors and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2020 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 19, 2021. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Laura Clark	Chief Financial Officer
David Lanzer	General Counsel and Corporate Secretary

Board of Directors
Richard Ziman	Chairman
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Robert L. Antin	Director
Diana J. Ingram	Director
Debra L. Morris	Director
Tyler H. Rose	Director
Peter Schwab	Director

Investor Relations Information
ICR
Stephen Swett
www.icrinc.com
(212) 849-3882

Equity Research Coverage
Bank of America Merrill Lynch	James Feldman	(646) 855-5808
Baird	David Rodgers	(216) 737-7341
Berenberg Capital Markets	Connor Siversky	(646) 949-9037
Capital One	Chris Lucas	(571) 633-8151
Citigroup Investment Research	Emmanuel Korchman	(212) 816-1382
Green Street	Vince Tibone	(949) 640-8780
J.P. Morgan	Michael W. Mueller, CFA	(212) 622-6689
Jefferies LLC	Jonathan Petersen	(212) 284-1705
Wells Fargo Securities	Blaine Heck	(443) 263-6529
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 3

Company Overview.
As of September 30, 2021

Total # of Properties	278
Total Rentable Square Feet	34,932,613
Total Portfolio Occupancy	96.1%
Same Property Portfolio Occupancy	98.8%
Same Property Portfolio NOI Growth	9.7%
Same Property Portfolio Cash NOI Growth	13.3%
Company Share of Core FFO Per Share Growth	30.3%
Credit Ratings (S&P/Moody's/Fitch)	BBB/Baa3/BBB
Net Debt to Total Combined Market Capitalization	12.7%
Net Debt to Adjusted EBITDA	3.8x

Third Quarter 2021 Supplemental Financial Reporting Package	Page 4

Highlights - Consolidated Financial Results.
Quarterly Results	(in millions)

Net Operating Income (NOI)
(40% Year-over-Year Growth)
$100
$80
$60
$40
$20
$0
$62.9
$66.5
$76.1
$79.7
$87.8
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021

Adjusted EBITDA
(58% Year-over-Year Growth)
$100
$80
$60
$40
$20
$0
$56.4
$65.3
$69.5
$75.7
$89.0
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021

Company Share of Core FFO
(47% Year-over-Year Growth)
$70
$60
$50
$40
$30
$20
$10
$0
$40.6
$43.1
$48.4
$52.8
$59.6
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021

Adjusted Funds From Operations (AFFO)
(49% Year-over-Year Growth)
$60
$50
$40
$30
$20
$10
$0
$34.2
$38.6
$41.1
$43.4
$51.0
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021

Third Quarter 2021 Supplemental Financial Reporting Package	Page 5

Financial and Portfolio Highlights and Capitalization Data. (1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Financial Results:
Total rental income	$115,260	$104,236	$99,644	$88,495	$83,622
Net income	$40,186	$26,037	$30,643	$18,155	$31,197
Net Operating Income (NOI)	$87,759	$79,681	$76,069	$66,461	$62,938
Company share of Core FFO	$59,592	$52,789	$48,364	$43,099	$40,557
Company share of Core FFO per common share - diluted	$0.43	$0.39	$0.37	$0.34	$0.33
Adjusted EBITDA	$88,988	$75,675	$69,521	$65,328	$56,384
Dividend declared per common share	$0.240	$0.240	$0.240	$0.215	$0.215
Portfolio Statistics:
Portfolio rentable square feet (“RSF”)	34,932,613	32,955,385	32,087,821	31,501,111	27,711,078
Ending occupancy	96.1%	95.4%	95.8%	95.2%	97.2%
Stabilized occupancy	98.4%	98.2%	98.3%	96.7%	97.9%
Rent Change - GAAP	54.3%	33.9%	47.1%	29.9%	26.8%
Rent Change - Cash	38.5%	21.3%	32.7%	18.1%	17.4%
Same Property Portfolio Performance(2):
Same Property Portfolio ending occupancy(3)	98.8%	98.4%	98.6%	98.2%	98.3%
Same Property Portfolio NOI growth(3)(4)	9.7%	10.1%	6.8%
Same Property Portfolio Cash NOI growth(3)(4)	13.3%	22.1%	8.3%
Capitalization:
Total shares and units issued and outstanding at period end(5)	157,609,745	143,920,170	140,299,354	137,799,832	127,455,361
Series A, B and C Preferred Stock and Series 1 and 2 CPOP Units(6)	$229,068	$319,068	$319,068	$319,068	$319,068
Total equity market capitalization	$9,173,421	$8,515,322	$7,390,155	$7,086,418	$6,151,425
Total consolidated debt	$1,400,552	$1,226,083	$1,226,415	$1,223,494	$908,046
Total combined market capitalization (net debt plus equity)	$10,513,819	$9,677,186	$8,492,637	$8,133,619	$6,815,852
Ratios:
Net debt to total combined market capitalization	12.7%	12.0%	13.0%	12.9%	9.7%
Net debt to Adjusted EBITDA (quarterly results annualized)	3.8x	3.8x	4.0x	4.0x	2.9x
(1)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section & reconciliation section beginning on page 33 and page 12 of this report, respectively.
(2)The Same Property Portfolio was previously referred to as the "Stabilized Same Property Portfolio." No definitional changes have been made.
(3)For comparability, Same Property Portfolio ending occupancy, NOI growth and Cash NOI growth for all comparable periods has been restated to remove the results of 5803 Newton Drive, which was sold during Q3’21. See page 31 for details related to dispositions.
(4)Represents the year over year percentage change in NOI and Cash NOI for the Same Property Portfolio.
(5)Includes the following # of OP Units/vested LTIP units held by noncontrolling interests: 6,415,276 (Sep 30, 2021), 6,428,125 (Jun 30, 2021), 6,641,742 (Mar 31, 2021), 6,606,693 (Dec 31, 2020) and 3,903,509 (Sep 30, 2020). Excludes the following # of shares of unvested restricted stock: 250,439 (Sep 30, 2021), 235,953 (Jun 30, 2021), 239,748 (Mar 31, 2021), 232,899 (Dec 31, 2020) and 236,739 (Sep 30, 2020). Excludes unvested LTIP units and unvested performance units.
(6)On August 16, 2021, we redeemed all 3,600,000 shares of our 5.875% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) at a redemption price equal to the stated liquidation preference of $25.00 per share, representing $90,000 in aggregate, plus all accrued and unpaid dividends.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 6

Guidance.
As of September 30, 2021
2021 OUTLOOK*

	2021 GUIDANCE / ASSUMPTIONS
METRIC	Q3'21 UPDATED GUIDANCE	Q2'21 GUIDANCE	YTD RESULTS AS OF SEPTEMBER 30, 2021
Net Income Attributable to Common Stockholders per diluted share (1)(2)	$0.70 - $0.71	$0.53 - $0.56	$0.57
Company share of Core FFO per diluted share (1)(2)	$1.60 - $1.61	$1.48 - $1.51	$1.19
Same Property Portfolio NOI Growth - GAAP (3)	8.25% - 8.75%	5.75% - 6.75%	8.9%
Same Property Portfolio NOI Growth - Cash (3)	11.50% - 12.00%	9.00% - 10.00%	14.3%
Average Same Property Portfolio Occupancy (FY) (3)	98.0% - 98.5%	97.75% - 98.25%	98.5%
General and Administrative Expenses (4)	$46.0M - $47.0M	$45.0M - $46.0M	$34.0M
Net Interest Expense	$39.5M - $40.0M	$36.0M - $36.5M	$29.8M

(1)Our 2021 Net Income and Core FFO guidance refers to the Company's in-place portfolio as of October 20, 2021, and does not include any assumptions for prospective acquisitions, dispositions or balance sheet activities that have not closed, unless otherwise noted. The Company’s in-place portfolio as of October 20, 2021, reflects the acquisition of two properties that occurred subsequent to September 30, 2021.
(2)See page 37 for a reconciliation of the Company’s 2021 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.
(3)Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2020 through October 20, 2021 and excludes properties that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2020 and 2021 (unless otherwise noted). As of September 30, 2021, our Same Property Portfolio consists of 194 properties aggregating 24,652,152 rentable square feet. The Same Property Portfolio was previously referred to as the "Stabilized Same Property Portfolio." No definitional changes have been made.
(4)Our 2021 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $17.1 million.
* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the impact of COVID-19 and actions taken to contain its spread on the Company, the Company’s tenants and the economy, and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 7

Guidance (Continued).
As of September 30, 2021

2021 Guidance Rollforward(1)

	Range ($ per share)
Earnings Components	Low	High	Notes
2021 Core FFO Per Diluted Share Guidance (Previous)	$1.48	$1.51
Same Property Portfolio NOI Growth	0.04	0.03	2021 SP NOI growth 8.25% - 8.75% increased from 5.75% -6.75% prior guidance
3Q 2021 Acquisitions	0.10	0.10	$914M 3Q acquisitions (including subsequent to quarter-end)
3Q 2021 Dispositions	—	—	$19.0M 3Q dispositions
Net G&A Expense	—	(0.01)	2021 Net G&A Expense $46M - $47M increased from $45M - $46M prior guidance
Net Interest Expense	(0.02)	(0.02)	Q3 $400M bond offering; proceeds used to redeem Series A Preferred Stock, repay $225M term loan and fund acquisitions
2021 Core FFO Per Diluted Share Guidance (Current)	$1.60	$1.61
Core FFO Annual Growth Per Diluted Share	21%	22%
(1)2021 Guidance and Guidance Rollforward represent the in-place portfolio as of October 20, 2021, and does not include any assumptions for prospective acquisitions, dispositions or balance sheet activities that have not closed unless otherwise noted.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 8

Consolidated Balance Sheets.
(unaudited and in thousands)

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
ASSETS
Land	$3,714,038	$2,942,639	$2,769,614	$2,636,816	$2,163,518
Buildings and improvements	2,466,435	2,339,640	2,244,948	2,201,187	1,791,668
Tenant improvements	124,156	93,221	86,245	84,462	80,541
Furniture, fixtures, and equipment	132	132	132	132	132
Construction in progress	50,823	33,250	35,083	25,358	41,941
Total real estate held for investment	6,355,584	5,408,882	5,136,022	4,947,955	4,077,800
Accumulated depreciation	(452,019)	(427,387)	(401,122)	(375,423)	(354,203)
Investments in real estate, net	5,903,565	4,981,495	4,734,900	4,572,532	3,723,597
Cash and cash equivalents	60,154	64,219	123,933	176,293	243,619
Restricted cash	50	26	47	1,230	42,387
Rents and other receivables, net	9,863	8,228	7,737	10,208	5,838
Deferred rent receivable, net	55,726	49,933	45,093	40,893	40,473
Deferred leasing costs, net	33,531	31,183	26,039	23,148	21,842
Deferred loan costs, net	2,192	2,545	2,060	2,240	2,419
Acquired lease intangible assets, net(1)	125,697	89,560	87,587	92,172	67,304
Acquired indefinite-lived intangible	5,156	5,156	5,156	5,156	5,156
Other assets	18,213	18,841	27,272	14,390	13,982
Acquisition related deposits	9,610	14,540	10,075	4,067	3,625
Assets associated with real estate held for sale, net(2)	—	—	—	8,845	—
Total Assets	$6,223,757	$5,265,726	$5,069,899	$4,951,174	$4,170,242
LIABILITIES & EQUITY
Liabilities
Notes payable	$1,386,649	$1,219,021	$1,219,425	$1,216,160	$906,608
Interest rate swap liability	10,205	12,694	14,081	17,580	20,869
Accounts payable, accrued expenses and other liabilities	77,968	49,699	41,871	45,384	45,212
Dividends and distributions payable	37,970	34,681	33,813	29,747	27,532
Acquired lease intangible liabilities, net(3)	111,444	65,646	66,883	67,256	61,148
Tenant security deposits	55,487	38,489	34,367	31,602	27,683
Prepaid rents	16,358	12,724	11,241	12,660	10,970
Liabilities associated with real estate held for sale(2)	—	—	—	193	—
Total Liabilities	1,696,081	1,432,954	1,421,681	1,420,582	1,100,022
Equity
Preferred stock	155,676	242,327	242,327	242,327	242,327
Common stock	1,514	1,377	1,338	1,313	1,236
Additional paid in capital	4,283,600	3,499,623	3,300,333	3,182,599	2,821,127
Cumulative distributions in excess of earnings	(187,510)	(182,851)	(170,487)	(163,389)	(148,492)
Accumulated other comprehensive loss	(13,234)	(12,319)	(13,996)	(17,709)	(20,231)
Total stockholders’ equity	4,240,046	3,548,157	3,359,515	3,245,141	2,895,967
Noncontrolling interests	287,630	284,615	288,703	285,451	174,253
Total Equity	4,527,676	3,832,772	3,648,218	3,530,592	3,070,220
Total Liabilities and Equity	$6,223,757	$5,265,726	$5,069,899	$4,951,174	$4,170,242
(1)Includes net above-market tenant lease intangibles of $11,086 (September 30, 2021), $8,723 (June 30, 2021), $7,950 (March 31, 2021), $8,308 (December 31, 2020) and $5,900 (September 30, 2020).
(2)At December 31, 2020, our property located at 14723-14825 Oxnard Street was classified as held for sale.
(3)Represents net below-market tenant lease intangibles as of the balance sheet date.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 9

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Revenues
Rental income(1)	$115,260	$104,236	$99,644	$88,495	$83,622
Management, leasing, and development services	136	109	105	95	118
Interest income	7	15	14	59	116
Total Revenues	115,403	104,360	99,763	88,649	83,856
Operating Expenses
Property expenses	27,501	24,555	23,575	22,034	20,684
General and administrative	11,806	10,695	11,480	9,042	9,464
Depreciation and amortization	38,676	36,228	35,144	30,554	28,811
Total Operating Expenses	77,983	71,478	70,199	61,630	58,959
Other Expenses
Acquisition expenses	4	2	29	35	70
Interest expense	10,427	9,593	9,752	8,673	7,299
Total Expenses	88,414	81,073	79,980	70,338	66,328
Loss on extinguishment of debt	(505)	—	—	(104)	—
Gain (loss) on sale of real estate	13,702	2,750	10,860	(52)	13,669
Net Income	40,186	26,037	30,643	18,155	31,197
Less: net income attributable to noncontrolling interests	(2,173)	(1,710)	(1,969)	(1,160)	(1,531)
Net income attributable to Rexford Industrial Realty, Inc.	38,013	24,327	28,674	16,995	29,666
Less: preferred stock dividends	(2,976)	(3,637)	(3,636)	(3,636)	(3,636)
Less: original issuance costs of redeemed preferred stock(2)	(3,349)	—	—	—	—
Less: earnings allocated to participating securities	(143)	(139)	(141)	(120)	(129)
Net income attributable to common stockholders	$31,545	$20,551	$24,897	$13,239	$25,901

Earnings per Common Share
Net income attributable to common stockholders per share - basic	$0.23	$0.15	$0.19	$0.11	$0.21
Net income attributable to common stockholders per share - diluted	$0.23	$0.15	$0.19	$0.10	$0.21

Weighted average shares outstanding - basic	138,762,384	134,312,672	131,612,881	125,995,123	123,548,978
Weighted average shares outstanding - diluted	139,630,475	134,819,742	131,758,744	126,401,077	123,843,977
(1)See footnote (1) on page 11 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.
(2)In connection with the redemption of our Series A Preferred Stock on August 16, 2021, we recognized a non-cash charge of $3,349, as a reduction to net income attributable to common stockholders for the original issuance costs related to the Series A Preferred Stock.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 10

Consolidated Statements of Operations.
Quarterly Results (continued)	(unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Rental income(1)	$115,260	$83,622	$319,140	$240,882
Management, leasing, and development services	136	118	350	325
Interest income	7	116	36	279
Total Revenues	115,403	83,856	319,526	241,486
Operating Expenses
Property expenses	27,501	20,684	75,631	57,682
General and administrative	11,806	9,464	33,981	27,753
Depreciation and amortization	38,676	28,811	110,048	84,715
Total Operating Expenses	77,983	58,959	219,660	170,150
Other Expenses
Acquisition expenses	4	70	35	89
Interest expense	10,427	7,299	29,772	22,176
Total Expenses	88,414	66,328	249,467	192,415
Loss on extinguishment of debt	(505)	—	(505)	—
Gain on sale of real estate	13,702	13,669	27,312	13,669
Net Income	40,186	31,197	96,866	62,740
Less: net income attributable to noncontrolling interests	(2,173)	(1,531)	(5,852)	(3,332)
Net income attributable to Rexford Industrial Realty, Inc.	38,013	29,666	91,014	59,408
Less: preferred stock dividends	(2,976)	(3,636)	(10,249)	(10,909)
Less: original issuance costs of redeemed preferred stock(2)	(3,349)	—	(3,349)	—
Less: earnings allocated to participating securities	(143)	(129)	(423)	(389)
Net income attributable to common stockholders	$31,545	$25,901	$76,993	$48,110

Net income attributable to common stockholders per share – basic	$0.23	$0.21	$0.57	$0.40
Net income attributable to common stockholders per share – diluted	$0.23	$0.21	$0.57	$0.40

Weighted-average shares of common stock outstanding – basic	138,762,384	123,548,978	134,922,168	119,153,997
Weighted-average shares of common stock outstanding – diluted	139,630,475	123,843,977	135,429,176	119,424,927
(1)On January 1, 2019, we adopted ASC 842 and, among other practical expedients, elected the “non-separation practical expedient” in ASC 842, which allows us to avoid separating lease and non-lease rental income. As a result of this election, all rental income earned pursuant to tenant leases, including tenant reimbursements, is reflected as one line, “Rental income,” in the consolidated statements of operations. Prior to the adoption of ASC 842, we presented rental revenues, tenant reimbursements and other income related to leases separately in our consolidated statements of operations. Under the section “Rental Income” on page 36 in the definitions section of this report, we include a presentation of rental revenues, tenant reimbursements and other income for all periods because we believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.
(2)In connection with the redemption of our Series A Preferred Stock on August 16, 2021, we recognized a non-cash charge of $3,349, as a reduction to net income attributable to common stockholders for the original issuance costs related to the Series A Preferred Stock.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 11

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Net Income	$40,186	$26,037	$30,643	$18,155	$31,197
Add:
Depreciation and amortization	38,676	36,228	35,144	30,554	28,811
Deduct:
Gain (loss) on sale of real estate	13,702	2,750	10,860	(52)	13,669
NAREIT Defined Funds From Operations (FFO)	65,160	59,515	54,927	48,761	46,339
Less: preferred stock dividends	(2,976)	(3,637)	(3,636)	(3,636)	(3,636)
Less: original issuance costs of redeemed preferred stock(2)	(3,349)	—	—	—	—
Less: FFO attributable to noncontrolling interests(3)	(3,277)	(3,256)	(3,134)	(2,182)	(2,017)
Less: FFO attributable to participating securities(4)	(223)	(224)	(209)	(188)	(197)
Company share of FFO	$55,335	$52,398	$47,948	$42,755	$40,489

Company share of FFO per common share‐basic	$0.40	$0.39	$0.36	$0.34	$0.33
Company share of FFO per common share‐diluted	$0.40	$0.39	$0.36	$0.34	$0.33

FFO	$65,160	$59,515	$54,927	$48,761	$46,339
Add:
Acquisition expenses	4	2	29	35	70
Loss on extinguishment of debt	505	—	—	104	—
Amortization of loss on termination of interest rate swaps	615	410	410	218	—
Core FFO	66,284	59,927	55,366	49,118	46,409
Less: preferred stock dividends	(2,976)	(3,637)	(3,636)	(3,636)	(3,636)
Less: Core FFO attributable to noncontrolling interests(3)	(3,475)	(3,275)	(3,155)	(2,193)	(2,019)
Less: Core FFO attributable to participating securities(4)	(241)	(226)	(211)	(190)	(197)
Company share of Core FFO	$59,592	$52,789	$48,364	$43,099	$40,557

Company share of Core FFO per common share‐basic	$0.43	$0.39	$0.37	$0.34	$0.33
Company share of Core FFO per common share‐diluted	$0.43	$0.39	$0.37	$0.34	$0.33

Weighted-average shares outstanding-basic	138,762,384	134,312,672	131,612,881	125,995,123	123,548,978
Weighted-average shares outstanding-diluted(5)	139,630,475	134,819,742	131,758,744	126,401,077	123,843,977
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)In connection with the redemption of our Series A Preferred Stock on August 16, 2021, we recognized a non-cash charge of $3,349, as a reduction to net income attributable to common stockholders for the original issuance costs related to the Series A Preferred Stock.
(3)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1 & Series 2 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.
(4)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(5)Weighted-average shares outstanding-diluted includes adjustments for unvested performance units and shares issuable under forward equity sales agreements if the effect is dilutive for the reported period.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 12

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net Income	$40,186	$31,197	$96,866	$62,740
Add:
Depreciation and amortization	38,676	28,811	110,048	84,715
Deduct:
Gain on sale of real estate	13,702	13,669	27,312	13,669
Funds From Operations (FFO)	65,160	46,339	179,602	133,786
Less: preferred stock dividends	(2,976)	(3,636)	(10,249)	(10,909)
Less: original issuance costs of redeemed preferred stock(2)	(3,349)	—	(3,349)	—
Less: FFO attributable to noncontrolling interests	(3,277)	(2,017)	(9,667)	(5,472)
Less: FFO attributable to participating securities	(223)	(197)	(656)	(584)
Company share of FFO	$55,335	$40,489	$155,681	$116,821

Company share of FFO per common share‐basic	$0.40	$0.33	$1.15	$0.98
Company share of FFO per common share‐diluted	$0.40	$0.33	$1.15	$0.98

FFO	$65,160	$46,339	$179,602	$133,786
Add:
Acquisition expenses	4	70	35	89
Loss on extinguishment of debt	505	—	505	—
Amortization of loss on termination of interest rate swaps	615	—	1,435	—
Core FFO	66,284	46,409	181,577	133,875
Less: preferred stock dividends	(2,976)	(3,636)	(10,249)	(10,909)
Less: Core FFO attributable to noncontrolling interests	(3,475)	(2,019)	(9,905)	(5,474)
Less: Core FFO attributable to participating securities	(241)	(197)	(678)	(584)
Company share of Core FFO	$59,592	$40,557	$160,745	$116,908

Company share of Core FFO per common share‐basic	$0.43	$0.33	$1.19	$0.98
Company share of Core FFO per common share‐diluted	$0.43	$0.33	$1.19	$0.98

Weighted-average shares outstanding-basic	138,762,384	123,548,978	134,922,168	119,153,997
Weighted-average shares outstanding-diluted	139,630,475	123,843,977	135,429,176	119,424,927
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)In connection with the redemption of our Series A Preferred Stock on August 16, 2021, we recognized a non-cash charge of $3,349, as a reduction to net income attributable to common stockholders for the original issuance costs related to the Series A Preferred Stock.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 13

Non-GAAP AFFO Reconciliation. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Funds From Operations(2)	$65,160	$59,515	$54,927	$48,761	$46,339
Add:
Amortization of deferred financing costs	508	447	447	408	373
Non-cash stock compensation	4,506	4,463	4,261	2,491	3,101
Loss on extinguishment of debt	505	—	—	104	—
Amortization of loss on termination of interest rate swaps	655	410	410	218	—
Deduct:
Preferred stock dividends	2,976	3,637	3,636	3,636	3,636
Straight line rental revenue adjustment(3)	5,865	4,840	4,199	434	3,088
Amortization of net below-market lease intangibles	3,191	3,386	2,712	2,711	2,751
Capitalized payments(4)	3,339	2,593	2,322	2,149	2,442
Note payable (discount) premium amortization, net	(23)	28	29	47	66
Recurring capital expenditures(5)	2,509	2,053	2,541	2,671	1,380
2nd generation tenant improvements and leasing commissions(6)	2,523	4,885	3,528	1,741	2,243
Adjusted Funds From Operations (AFFO)	$50,954	$43,413	$41,078	$38,593	$34,207

(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)A quarterly reconciliation of net income to Funds From Operations is set forth on page 12 of this report.
(3)The straight line rental revenue adjustment includes concessions of $3,239, $3,127, $2,563 (including deferral of $62 of base rent provided by COVID-19 rent relief agreements), $2,358 (including deferral of $250 of base rent provided by COVID-19 rent relief agreements), $2,273 (including deferral of $686 of base rent provided by COVID-19 rent relief agreements), for the three months ended September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020, and September 30, 2020, respectively.
(4)Includes capitalized interest, taxes, insurance and construction related compensation costs.
(5)Excludes nonrecurring capital expenditures of $20,271, $21,968, $16,584, $20,569 and $18,835 for the three months ended September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020, and September 30, 2020, respectively.
(6)Excludes 1st generation tenant improvements and leasing commissions of $2,531, $3,272, $1,369, $1,327 and $1,744 for the three months ended September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020, and September 30, 2020, respectively.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 14

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDAre and Adjusted EBITDA. (1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Rental income(2)(3)	$115,260	$104,236	$99,644	$88,495	$83,622
Property expenses	27,501	24,555	23,575	22,034	20,684
Net Operating Income (NOI)	$87,759	$79,681	$76,069	$66,461	$62,938
Amortization of above/below market lease intangibles	(3,191)	(3,386)	(2,712)	(2,711)	(2,751)
Straight line rental revenue adjustment	(5,865)	(4,840)	(4,199)	(434)	(3,088)
Cash NOI	$78,703	$71,455	$69,158	$63,316	$57,099

EBITDAre and Adjusted EBITDA

	Three Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Net income	$40,186	$26,037	$30,643	$18,155	$31,197
Interest expense	10,427	9,593	9,752	8,673	7,299
Depreciation and amortization	38,676	36,228	35,144	30,554	28,811
(Gain) loss on sale of real estate	(13,702)	(2,750)	(10,860)	52	(13,669)
EBITDAre	$75,587	$69,108	$64,679	$57,434	$53,638
Stock-based compensation amortization	4,506	4,463	4,261	2,491	3,101
Loss on extinguishment of debt	505	—	—	104	—
Acquisition expenses	4	2	29	35	70
Pro forma effect of acquisitions(4)	8,572	2,086	662	5,260	5
Pro forma effect of dispositions(5)	(186)	16	(110)	4	(430)
Adjusted EBITDA	$88,988	$75,675	$69,521	$65,328	$56,384
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)See footnote (1) on page 11 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.
(3)Reflects increase (reduction) to rental income due to changes in the Company’s assessment of lease payment collectability as follows (in thousands): $142, $(121), $(496), $(2,114) and $(1,479) for the three months ended September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020, and September 30, 2020, respectively.
(4)Represents the estimated impact on Q3'21 EBITDAre of Q3'21 acquisitions as if they had been acquired on July 1, 2021, the impact on Q2'21 EBITDAre of Q2'21 acquisitions as if they had been acquired on April 1, 2021, the impact on Q1'21 EBITDAre of Q1'21 acquisitions as if they had been acquired on January 1, 2021, the impact on Q4'20 EBITDAre of Q4'20 acquisitions as if they had been acquired on October 1, 2020, and the impact on Q3'20 EBITDAre of Q3'20 acquisitions as if they had been acquired on July 1, 2020. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDAre had we owned the acquired entities as of the beginning of each period.
(5)Represents the impact on Q3'21 EBITDAre of Q3'21 dispositions as if they had been sold as of July 1, 2021, Q2'21 EBITDAre of Q2'21 dispositions as if they had been sold as of April 1, 2021, Q1'21 EBITDAre of Q1'21 dispositions as if they had been sold as of January 1, 2021, the impact on Q4'20 EBITDAre of Q4'20 dispositions as if they had been sold as of October 1, 2020, and the impact on Q3'20 EBITDAre of Q3'20 dispositions as if they had been sold as of July 1, 2020.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 15

Same Property Portfolio Performance. (1)
(unaudited and dollars in thousands)

Same Property Portfolio:
Number of properties	194
Square Feet	24,652,152

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended September 30,					Nine Months Ended September 30,
	2021	2020	$ Change	% Change		2021	2020	$ Change	% Change
Rental income(2)(3)(4)	$80,278	$74,543	$5,735	7.7%		$236,442	$219,630	$16,812	7.7%
Property expenses	18,104	17,866	238	1.3%		53,278	51,412	1,866	3.6%
Same Property Portfolio NOI	$62,174	$56,677	$5,497	9.7%	(4)	$183,164	$168,218	$14,946	8.9%	(4)
Straight-line rental revenue	(2,096)	(2,842)	746	(26.2)%		(5,713)	(10,588)	4,875	(46.0)%
Amort. of above/below market lease intangibles	(1,280)	(1,956)	676	(34.6)%		(4,122)	(6,030)	1,908	(31.6)%
Same Property Portfolio Cash NOI	$58,798	$51,879	$6,919	13.3%	(4)(5)	$173,329	$151,600	$21,729	14.3%	(4)(5)

Same Property Portfolio Occupancy:

	September 30,
	2021	2020	Change (basis points)
Quarterly Weighted Average Occupancy:(6)
Los Angeles County	98.7%	98.4%	30 bps
Orange County	98.9%	97.5%	140 bps
San Bernardino County	98.9%	98.2%	70 bps
Ventura County	97.1%	95.8%	130 bps
San Diego County	98.3%	96.2%	210 bps
Same Property Portfolio Weighted Average Occupancy	98.6%	97.8%	80 bps
Ending Occupancy:	98.8%	98.3%	50 bps
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)See “Same Property Portfolio Rental Income” on page 36 of the definitions section of this report for a breakdown of rental income into rental revenues, tenant reimbursement and other income for the three months ended September 30, 2021 and 2020. Same Property Portfolio was previously referred to as the "Stabilized Same Property Portfolio." No changes to the definition have been made.
(3)Reflects (reduction) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows: $(10) thousand and $(1,314) thousand for the three months ended September 30, 2021 and 2020, respectively, and $7 thousand and $(2,667) thousand for the nine months ended September 30, 2021 and 2020, respectively,
(4)Rental income includes lease termination fees of $238 thousand and $297 thousand for the three months ended September 30, 2021 and 2020, respectively, and $351 thousand and $435 thousand for the nine months ended September 30, 2021 and 2020, respectively. Excluding these lease termination fees, Same Property Portfolio NOI increased by approximately 9.9% and 9.0% and Same Property Portfolio Cash NOI increased by approximately 13.5% and 14.4% during the three and nine months ended September 30, 2021, compared to the three and nine months ended September 30, 2020, respectively.
(5)Adjusting for the impact of short-term COVID-19 related rent deferral agreements, Same Property Portfolio Cash NOI increased by 12.0% and 10.3% for the three and nine months ended September 30, 2021, compared to the three and nine months ended September 30, 2020, respectively.
(6)Calculated by averaging the occupancy rate at the end of each month in 3Q-2021 and June 30, 2021 (for 3Q-2021) and the end of each month in 3Q-2020 and June 2020 (for 3Q-2020).

Third Quarter 2021 Supplemental Financial Reporting Package	Page 16

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of September 30, 2021

Description	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Common shares outstanding(1)	151,194,469	137,492,045	133,657,612	131,193,139	123,551,852
Operating partnership units outstanding(2)	6,415,276	6,428,125	6,641,742	6,606,693	3,903,509
Total shares and units outstanding at period end	157,609,745	143,920,170	140,299,354	137,799,832	127,455,361
Share price at end of quarter	$56.75	$56.95	$50.40	$49.11	$45.76
Common Stock and Operating Partnership Units - Capitalization	$8,944,353	$8,196,254	$7,071,087	$6,767,350	$5,832,357

Series A, B and C Cumulative Redeemable Preferred Stock(3)	$161,250	$251,250	$251,250	$251,250	$251,250
4.43937% Series 1 Cumulative Redeemable Convertible Preferred Units(4)	27,031	27,031	27,031	27,031	27,031
4.00% Series 2 Cumulative Redeemable Convertible Preferred Units(4)	40,787	40,787	40,787	40,787	40,787
Preferred Equity	$229,068	$319,068	$319,068	$319,068	$319,068
Total Equity Market Capitalization	$9,173,421	$8,515,322	$7,390,155	$7,086,418	$6,151,425

Total Debt	$1,400,552	$1,226,083	$1,226,415	$1,223,494	$908,046
Less: Cash and cash equivalents	(60,154)	(64,219)	(123,933)	(176,293)	(243,619)
Net Debt	$1,340,398	$1,161,864	$1,102,482	$1,047,201	$664,427
Total Combined Market Capitalization (Net Debt plus Equity)	$10,513,819	$9,677,186	$8,492,637	$8,133,619	$6,815,852
Net debt to total combined market capitalization	12.7%	12.0%	13.0%	12.9%	9.7%
Net debt to Adjusted EBITDA (quarterly results annualized)(5)	3.8x	3.8x	4.0x	4.0x	2.9x
Net debt & preferred equity to Adjusted EBITDA (quarterly results annualized)(5)	4.4x	4.9x	5.1x	5.2x	4.4x
(1)Excludes the following number of shares of unvested restricted stock: 250,439 (Sep 30, 2021), 235,953 (Jun 30, 2021), 239,748 (Mar 31, 2021), 232,899 (Dec 31, 2020) and 236,739 (Sep 30, 2020).
(2)Represents outstanding common units of the Company’s operating partnership (“OP”), Rexford Industrial Realty, LP, that are owned by unitholders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our OP. As of Sep 30, 2021, includes 600,705 vested LTIP Units & 600,843 vested performance units & excludes 255,913 unvested LTIP Units & 905,732 unvested perf. units.
(3)Values based on liquidation preference of $25 per share and the following number of outstanding shares of preferred stock: 5.875% Series A (3,600,000); 5.875% Series B (3,000,000); 5.625% Series C (3,450,000). units. On August 16, 2021, we redeemed all 3,600,000 shares of our Series A Preferred Stock at a redemption price equal to the stated liquidation preference of $25.00 per share, representing $90,000 in aggregate, plus all accrued and unpaid dividends.
(4)Value based on 593,960 outstanding Series 1 preferred units at a liquidation preference of $45.50952 per unit and 906,374 outstanding Series 2 preferred units at a liquidation preference of $45.00 per unit.
(5)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 17

Debt Summary.
(unaudited and dollars in thousands)

Debt Detail:
As of September 30, 2021
Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance(2)	Expiration Date of Effective Swaps
Unsecured Debt:
$700M Revolving Credit Facility(3)	2/13/2024(4)	LIBOR +0.85%(5)	0.930%	$—
$150M Term Loan Facility	5/22/2025	LIBOR +0.95%(5)	3.713%	150,000	11/22/2024
$100M Senior Notes	8/6/2025	4.290%	4.290%	100,000
$125M Senior Notes	7/13/2027	3.930%	3.930%	125,000
$25M Series 2019A Senior Notes	7/16/2029	3.880%	3.880%	25,000
$400M Senior Notes due 2030	12/1/2030	2.125%	2.125%	400,000
$400M Senior Notes due 2031 - Green Bond	9/1/2031	2.150%	2.150%	400,000
$75M Series 2019B Senior Notes	7/16/2034	4.030%	4.030%	75,000
Secured Debt:
2601-2641 Manhattan Beach Boulevard	4/5/2023	4.080%	4.080%	3,980
$60M Term Loan	8/1/2023(6)	LIBOR + 1.70%	1.780%	58,304
960-970 Knox Street	11/1/2023	5.000%	5.000%	2,422
7612-7642 Woodwind Drive	1/5/2024	5.240%	5.240%	3,829
11600 Los Nietos Road	5/1/2024	4.190%	4.190%	2,667
5160 Richton Street	11/15/2024	3.790%	3.790%	4,301
22895 Eastpark Drive	11/15/2024	4.330%	4.330%	2,699
701-751 Kingshill Place	1/5/2026	3.900%	3.900%	7,100
13943-13955 Balboa Boulevard	7/1/2027	3.930%	3.930%	15,406
2205 126th Street	12/1/2027	3.910%	3.910%	5,200
2410-2420 Santa Fe Avenue	1/1/2028	3.700%	3.700%	10,300
11832-11954 La Cienega Boulevard	7/1/2028	4.260%	4.260%	4,019
1100-1170 Gilbert Street (Gilbert/La Palma)	3/1/2031	5.125%	5.125%	2,163
7817 Woodley Avenue	8/1/2039	4.140%	4.140%	3,162
			2.832%	$1,400,552

Debt Composition:
Category	Weighted Average Term Remaining (yrs)(7)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed	8.1	2.88%	2.88%	$1,342,248	96%
Variable	1.8	LIBOR + 1.70%	1.78%	$58,304	4%
Secured	3.8		3.02%	$125,552	9%
Unsecured	8.2		2.81%	$1,275,000	91%
*See footnotes on the following page*

Third Quarter 2021 Supplemental Financial Reporting Package	Page 18

Debt Summary (Continued).
(unaudited and dollars in thousands)

Debt Maturity Schedule:
Year	Secured(8)	Unsecured	Total	% Total	Effective Interest Rate(1)
2021	$—	$—	$—	—%	—%
2022	—	—	—	—%	—%
2023	64,706	—	64,706	5%	2.042%
2024	13,496	—	13,496	1%	4.388%
2025	—	250,000	250,000	18%	3.944%
2026	7,100	—	7,100	1%	3.900%
2027	20,606	125,000	145,606	10%	3.929%
2028	14,319	—	14,319	1%	3.857%
2029	—	25,000	25,000	2%	3.880%
2030	—	400,000	400,000	28%	2.125%
Thereafter	5,325	475,000	480,325	34%	2.470%
Total	$125,552	$1,275,000	$1,400,552	100%	2.832%
(1)Includes the effect of interest rate swaps effective as of September 30, 2021, and excludes the effect of premiums/discounts, deferred loan costs and the credit facility fee.
(2)Excludes unamortized debt issuance costs, premiums and discounts aggregating $13.9 million as of September 30, 2021.
(3)The credit facility is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.125% to 0.300% depending on our investment grade rating. As September 30, 2021, the facility fee rate is 0.200%.
(4)Two additional six-month extensions are available, provided that certain conditions are satisfied.
(5)The applicable LIBOR margin ranges from 0.725% to 1.400% for the revolving credit facility and 0.80% to 1.60% for the $150M term loan facility depending on our credit ratings, which is subject to change. As a result, the effective interest rate for these loans can fluctuate from period to period.
(6)One two-year extension is available, provided that certain conditions are satisfied.
(7)The weighted average remaining term to maturity of our consolidated debt is 7.8 years.
(8)Excludes the effect of scheduled monthly principal payments on amortizing loans.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 19

Operations.
Quarterly Results

Leasing Volume, Square Feet (in millions)
2.5
2.0
1.5
1.0
0.5
0.0
1.6
1.8
2.0
2.2
1.8
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021

Consolidated Portfolio Ending Occupancy
Occupancy
Occupancy Excluding Repositioning
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
97.2%
97.9%
95.2%
96.7%
95.8%
98.3%
95.4%
98.2%
96.1%
98.4%
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021

Leasing Activity - Rent Change
GAAP
CASH
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
26.8%
17.4%
29.9%
18.1%
47.1%
32.7%
33.9%
21.3%
54.3%
38.5%
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021

Same Property Portfolio Ending Occupancy
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
98.3%
98.2%
98.6%
98.4%
98.8%
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021

Third Quarter 2021 Supplemental Financial Reporting Package	Page 20

Portfolio Overview.
At September 30, 2021	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Ending Occupancy %				In-Place ABR(2)
Market	# Properties	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio	Total Portfolio Excluding Repositioning(1)	Total (in 000’s)	Per Square Foot
Central LA	17	1,892,712	915,506	2,808,218	98.9%	93.9%	97.3%	97.3%	$27,747	$10.16
Greater San Fernando Valley	49	3,759,285	1,629,351	5,388,636	99.1%	89.8%	96.3%	98.5%	60,750	$11.71
Mid-Counties	23	1,001,119	1,573,090	2,574,209	99.5%	83.4%	89.6%	99.8%	27,611	$11.97
San Gabriel Valley	23	3,314,010	235,127	3,549,137	100.0%	70.0%	98.0%	100.0%	31,792	$9.14
South Bay	49	3,070,080	2,139,596	5,209,676	96.7%	88.9%	93.5%	96.5%	81,727	$16.78
Los Angeles County	161	13,037,206	6,492,670	19,529,876	98.8%	87.8%	95.1%	98.2%	229,627	$12.36

North Orange County	16	1,151,026	370,254	1,521,280	99.0%	100.0%	99.3%	99.3%	17,351	$11.49
OC Airport	8	463,517	492,434	955,951	98.6%	100.0%	99.3%	99.3%	12,884	$13.57
South Orange County	4	329,458	27,960	357,418	100.0%	100.0%	100.0%	100.0%	3,740	$10.47
West Orange County	8	939,996	183,177	1,123,173	100.0%	34.1%	89.2%	100.0%	9,475	$9.45
Orange County	36	2,883,997	1,073,825	3,957,822	99.4%	88.8%	96.5%	99.5%	43,450	$11.38

Inland Empire East	1	33,258	—	33,258	100.0%	—%	100.0%	100.0%	229	$6.89
Inland Empire West	33	3,659,307	2,233,180	5,892,487	99.4%	97.2%	98.6%	98.6%	53,922	$9.28
San Bernardino County	34	3,692,565	2,233,180	5,925,745	99.4%	97.2%	98.6%	98.6%	54,151	$9.27

Ventura	16	2,403,582	90,773	2,494,355	96.7%	100.0%	96.8%	96.8%	25,208	$10.44
Ventura County	16	2,403,582	90,773	2,494,355	96.7%	100.0%	96.8%	96.8%	25,208	$10.44

Central San Diego	18	1,190,294	390,013	1,580,307	98.6%	77.8%	93.4%	98.9%	22,023	$14.91
North County San Diego	13	1,444,508	—	1,444,508	99.7%	—%	99.7%	99.7%	17,396	$12.08
San Diego County	31	2,634,802	390,013	3,024,815	99.2%	77.8%	96.4%	99.3%	39,419	$13.52
CONSOLIDATED TOTAL / WTD AVG	278	24,652,152	10,280,461	34,932,613	98.8%	89.7%	96.1%	98.4%	$391,855	$11.67
(1)Excludes space aggregating 822,848 square feet at our properties that were in various stages of repositioning, redevelopment or lease-up as of September 30, 2021. See pages 27-28 for additional details on these properties.
(2)See page 33 for definition and details on how these amounts are calculated.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 21

Occupancy and Leasing Trends.
(unaudited results)

Occupancy by County:

	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Ending Occupancy:(1)
Los Angeles County	95.1%	95.0%	95.4%	97.2%	98.2%
Orange County	96.5%	95.1%	96.0%	95.7%	94.4%
San Bernardino County	98.6%	98.4%	98.1%	87.5%	96.8%
Ventura County	96.8%	93.5%	94.9%	94.6%	96.3%
San Diego County	96.4%	94.7%	94.1%	95.9%	96.3%
Total/Weighted Average	96.1%	95.4%	95.8%	95.2%	97.2%

Total Portfolio RSF	34,932,613	32,955,385	32,087,821	31,501,111	27,711,078

Leasing Activity:

	Three Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Leasing Activity (SF):(2)
New leases(2)	717,104	1,207,516	909,694	672,134	987,176
Renewal leases(2)	1,104,424	981,781	1,049,547	1,132,687	575,003
Gross leasing	1,821,528	2,189,297	1,959,241	1,804,821	1,562,179

Expiring leases	1,678,180	1,480,571	1,392,181	1,839,669	998,277
Expiring leases - placed into repositioning	206,155	400,503	389,486	13,020	—
Net absorption	(62,807)	308,223	177,574	(47,868)	563,902
Retention rate(3)	72%	74%	79%	79%	68%

Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
GAAP Rent Change	54.3%	33.9%	47.1%	29.9%	26.8%
Cash Rent Change	38.5%	21.3%	32.7%	18.1%	17.4%
(1)See page 21 for the ending occupancy by County of our total portfolio excluding repositioning space.
(2)Excludes month-to-month tenants.
(3)Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage, divided by expiring lease square footage. Retention excludes square footage related to the following: (i) expiring leases associated with space that is placed into repositioning after the tenant vacates, (ii) early terminations with prenegotiated replacement leases and (iii) move outs where space is directly leased by subtenants.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 22

Leasing Statistics.
(unaudited results)

Leasing Activity:

	# Leases Signed	SF of Leasing	Weighted Average Lease Term (Years)
Third Quarter 2021:
New	65	717,104	4.7
Renewal	68	1,104,424	4.8
Total/Weighted Average	133	1,821,528	4.7

Change in Annual Rental Rates and Turnover Costs for Current Quarter Leases:
	GAAP Rent				Cash Rent
Third Quarter 2021:	Current Lease	Prior Lease	Rent Change - GAAP	Weighted Avg. Abatement (Months)	Starting Cash Rent - Current Lease	Expiring Cash Rent - Prior Lease	Rent Change - Cash	Turnover Costs per SF(2)
New(1)	$15.19	$10.68	42.2%	0.5	$14.46	$11.26	28.4%	$6.41
Renewal	$13.68	$8.51	60.8%	1.4	$13.20	$9.18	43.7%	$1.18
Weighted Average	$14.13	$9.16	54.3%	1.1	$13.57	$9.80	38.5%	$2.75

Uncommenced Leases by County:
Market	Uncommenced Renewal Leases: Leased SF(3)	Uncommenced New Leases: Leased SF(3)	Percent Leased	ABR Under Uncommenced Leases (in thousands)(4)(5)	In-Place + Uncommenced ABR (in thousands)(4)(5)	In-Place + Uncommenced ABR per SF(5)
Los Angeles County	327,162	19,687	95.2%	$4,883	$234,510	$12.61
Orange County	314,892	4,262	96.6%	2,735	46,185	$12.08
San Bernardino County	46,794	84,199	100.0%	1,451	55,602	$9.38
San Diego County	225,340	—	96.4%	165	39,584	$13.57
Ventura County	26,374	53,415	98.9%	557	25,765	$10.44
Total/Weighted Average	940,562	161,563	96.6%	$9,791	$401,646	$11.91
(1)GAAP and cash rent statistics and turnover costs for new leases exclude 16 leases aggregating 243,292 RSF for which there was no comparable lease data. Of these 16 excluded leases, six leases for 182,526 RSF related to current year significant repositioning/redevelopment properties. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
(2)Turnover costs include estimated tenant improvement and leasing costs associated with leases executed during the current period. Excludes costs for first generation leases.
(3)Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of September 30, 2021.
(4)Includes $5.3 million of annualized base rent under Uncommenced New Leases and $4.5 million of incremental annualized base rent under Uncommenced Renewal Leases.
(5)See page 33 for further details on how these amounts are calculated.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 23

Leasing Statistics (Continued).
(unaudited results)

Lease Expiration Schedule as of September 30, 2021:

Year of Lease Expiration	# of Leases Expiring	Total Rentable Square Feet	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	378,453	$—	$—
Repositioning/Redevelopment(1)	—	822,848	—	$—
MTM Tenants	8	177,519	2,392	$13.47
2021	69	537,920	6,287	$11.69
2022	403	4,783,374	54,687	$11.43
2023	376	4,855,520	57,066	$11.75
2024	322	5,679,138	61,503	$10.83
2025	140	4,137,736	44,212	$10.69
2026	153	5,855,416	65,481	$11.18
2027	25	1,833,723	18,154	$9.90
2028	14	764,983	9,671	$12.64
2029	12	813,318	10,850	$13.34
2030	12	1,320,331	15,213	$11.52
Thereafter	37	2,972,334	56,130	$18.88
Total Portfolio	1,571	34,932,613	$401,646	$11.91
(1)Represents vacant space at properties that were classified as repositioning or redevelopment as of September 30, 2021. Excludes completed or pre-leased repositioning/redevelopment properties and properties in lease-up. See pages 27-28 for additional details on these properties.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 24

Top Tenants and Lease Segmentation.
(unaudited results)

Top 20 Tenants:

Tenant	Submarket	Leased Rentable SF	In-Place + Uncommenced ABR	% of In-Place + Uncommenced ABR (in thousands)(1)	In-Place + Uncommenced ABR per SF(1)	Lease Expiration
Zenith Energy West Coast Terminals LLC	South Bay	—(2)	$11,002	2.7%	$3.15(2)	9/29/2041
Federal Express Corporation	Multiple Submarkets(3)	527,861	$9,308	2.3%	$17.63	11/30/2032 (3)
L3 Technologies, Inc.	South Bay	461,431	$8,227	2.0%	$17.83	9/30/2031
Unified Natural Foods, Inc.	Central LA	695,120	$5,492	1.4%	$7.90	5/8/2038
Michael Kors (USA), Inc.	Mid-Counties	565,619	$5,056	1.3%	$8.94	11/30/2026
Global Mail. Inc.	Mid-Counties	346,381	$3,878	1.0%	$11.20	6/30/2030
Volt Information Sciences, Inc.	North Orange County	191,127	$3,324	0.8%	$17.39	3/31/2031
Behr Process Corporation	OC Airport	225,280	$3,234	0.8%	$14.36	12/31/2032
Cosmetic Laboratories of America, LLC	Greater San Fernando Valley	319,348	$2,842	0.7%	$8.90	6/30/2027
De Fili Solutions Inc.	South Bay	244,177	$2,829	0.7%	$11.58	8/31/2026
Top 10 Tenants		3,576,344	$55,192	13.7%
Top 11 - 20 Tenants		1,994,316	$24,061	6.0%
Total Top 20 Tenants		5,570,660	$79,253	19.7%
(1)See page 33 for further details on how these amounts are calculated.
(2)The tenant is leasing an 80.2 acre industrial outdoor storage site with ABR of $11.0 million or $3.15 per land square foot.
(3)Includes (i) one land lease in North Orange County expiring October 31, 2026, (ii) 30,160 RSF in Ventura expiring September 30, 2027, (iii) one land lease in LA - Mid-Counties expiring June 30, 2029, (iv) 42,270 RSF in LA - South Bay expiring October 31, 2030, (v) 311,995 RSF in North County San Diego expiring February 28, 2031, and (vi) 143,436 RSF in LA - South Bay expiring November 30, 2032.

Lease Segmentation by Size:

Square Feet	Number of Leases	Leased Rentable SF	Rentable Square Feet	Leased %	Leased % Excluding Repositioning	In-Place + Uncommenced ABR (in thousands)(1)	% of In-Place + Uncommenced ABR	In-Place + Uncommenced ABR per SF(1)
<4,999	688	1,556,345	1,685,339	92.3%	96.3%	$35,765	9.2%	$22.98
5,000 - 9,999	239	1,707,624	1,810,931	94.3%	97.0%	24,998	6.4%	$14.64
10,000 - 24,999	321	5,211,261	5,501,550	94.7%	97.4%	66,935	17.1%	$12.84
25,000 - 49,999	159	5,755,849	5,970,215	96.4%	98.7%	68,396	17.5%	$11.88
>50,000	164	19,500,233	19,964,578	97.7%	99.7%	194,549	49.8%	$9.98
Total / Wtd. Average (2)	1,571	33,731,312	34,932,613	96.6%	98.9%	$390,643	100.0%	$11.58 (2)
(1)See page 33 for further details on how these amounts are calculated.
(2)Total “In-Place + Uncommenced ABR” and “In-Place + Uncommenced ABR per SF” excludes the Zenith Energy West Coast Terminals LLC lease (“Zenith lease”) noted in the Top 20 Tenants table above. As noted above, the tenant is leasing an 80.2 acre industrial outdoor storage site with ABR of $11.0 million or $3.15 per land square foot. Including the Zenith lease, In-Place + Uncommenced ABR is $401.6 million.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 25

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Nine months ended September 30, 2021

				Year to Date
	Q3-2021	Q2-2021	Q1-2021	Total	SF(1)	PSF
Tenant Improvements:
New Leases‐1st Generation	$610	$1,023	$353	$1,986	1,012,440	$1.96
New Leases‐2nd Generation	2	27	4	33	48,177	$0.68
Renewals	109	57	58	224	384,940	$0.58
Total Tenant Improvements	$721	$1,107	$415	$2,243

Leasing Commissions & Lease Costs:
New Leases‐1st Generation	$1,921	$2,249	$1,016	$5,186	1,633,797	$3.17
New Leases‐2nd Generation	1,604	3,551	2,017	7,172	1,937,046	$3.70
Renewals	808	1,250	1,449	3,507	2,560,541	$1.37
Total Leasing Commissions & Lease Costs	$4,333	$7,050	$4,482	$15,865

Total Recurring Capex	$2,509	$2,053	$2,541	$7,103	32,534,710	$0.22
Recurring Capex % of NOI	2.9%	2.6%	3.3%	2.8%
Recurring Capex % of Rental Revenue	2.6%	2.4%	3.1%	2.6%

Nonrecurring Capex:
Repositioning and Redevelopment in Process(2)	$16,132	$18,989	$13,191	$48,312
Unit Renovation(3)	963	728	474	2,165
Other(4)	3,176	2,251	2,919	8,346
Total Nonrecurring Capex	$20,271	$21,968	$16,584	$58,823	21,569,721	$2.73

Other Capitalized Costs(5)	$3,429	$2,689	$2,400	$8,518
(1)For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period (including properties that were sold during the period). For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.
(2)Includes capital expenditures related to properties that were under repositioning or redevelopment as of September 30, 2021. See pages 27-28 for details of these properties.
(3)Includes non-tenant-specific capital expenditures with costs less than $100,000 per unit.
(4)Includes other nonrecurring capital expenditures including, but not limited to, seismic and fire sprinkler upgrades, replacements of either roof or parking lots, ADA related construction and capital expenditures for deferred maintenance existing at the time such property was acquired.
(5)Includes the following capitalized costs: (i) compensation costs of personnel directly responsible for and who spend their time on redevelopment, renovation and rehabilitation activity and (ii) interest, property taxes and insurance costs incurred during the pre-development and construction periods of repositioning or redevelopment projects.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 26

Properties and Space Under Repositioning*/Redevelopment.(1)
As of September 30, 2021	(unaudited results, in thousands, except square feet)

Repositioning

				Est. Constr. Period(1)
Property (Submarket)	Total Property RSF(2)	Repo/ Lease-Up RSF(2)	Total Property Leased % 9/30/2021	Start	Target Complet.	Est. Stabilization Period(1)(3)	Purch. Price(1)	Projected Repo Costs(1)	Projected Total Invest.(1)	Cumulative Investment to Date(1)	Actual Cash NOI 3Q-2021(1)	Est. Annual Stabilized Cash NOI(1)	Est. UnleveredStabilized Yield(1)
SIGNIFICANT CURRENT REPOSITIONING IN PROCESS:
12821 Knott Street (West OC)(4)	165,171	165,171	0%	1Q-19	1Q-22	3Q-22	$20,673	$14,341	$35,014	$30,108	$(4)	$2,127	6.1%
12133 Greenstone Ave. (Mid-Counties)	—	—	100%(5)	1Q-21	1Q-22	1Q-22	5,657	7,015	12,672	7,134	(9)	1,006	7.9%
11600 Los Nietos Road (Mid-Counties)	103,982	103,982	0%	2Q-21	1Q-22	3Q-22	17,014	5,243	22,257	17,763	(47)	1,316	5.9%
15650-15700 Avalon Blvd. (South Bay)	98,259	98,259	0%	3Q-21	1Q-22	2Q-22	28,273	6,441	34,714	29,766	15	2,116	6.1%
TOTAL	367,412	367,412					$71,617	$33,040	$104,657	$84,771	$(45)	$6,565	6.3%

OTHER CURRENT REPOSITIONING IN PROCESS:
Other Repositioning - 11 properties with estimated costs < $1 million individually(6)								$8,553		$5,720			6.0%-7.0%

STABILIZED - REPOSITIONING:
Rancho Pacifica - Bldgs 1 & 6 (South Bay)(7)	488,114	488,114	100%	4Q-20	2Q-21	3Q-21	$89,123	$7,596	$96,719	$96,724	$635	$6,101	6.3%
8745-8775 Production Ave. (Central SD)(8)	46,820	26,200	100%	1Q-21	2Q-21	3Q-21	8,050	1,416	9,466	9,414	78	654	6.9%
19007 Reyes Avenue (South Bay)(9)	—	—	100%	2Q-21	1Q-22	3Q-21	16,587	3,579	20,166	18,066	(6)	1,243	6.2%
TOTAL	534,934	514,314					$113,760	$12,591	$126,351	$124,204	$707	$7,998	6.3%

FUTURE REPOSITIONING:
900 East Ball Road (North OC)	62,607	62,607	100%	4Q-21	2Q-22	2Q-22	$17,358	$2,034	$19,392	$18,067	$130	$1,344	6.9%
8210-8240 Haskell Ave. (SF Valley)	53,886	53,886	0%	1Q-22	3Q-22	4Q-22	12,465	3,726	16,191	12,465	(4)	807	5.0%
3441 MacArthur Blvd. (OC Airport)	122,060	118,947	100%	1Q-22	4Q-22	1Q-23	9,038	8,035	17,073	9,224	223	1,506	8.8%
TOTAL	238,553	235,440					$38,861	$13,795	$52,656	$39,756	$349	$3,657	6.9%
* “Properties and Space Under Repositioning” are typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.

— See footnotes on page 29 —

Third Quarter 2021 Supplemental Financial Reporting Package	Page 27

Properties and Space Under Repositioning/Redevelopment* (Continued).(1)
As of September 30, 2021	(unaudited results, in thousands, except square feet)

	Redevelopment

				Est. Constr. Period(1)
	Property (Submarket)	Projected RSF(10)	Total Property Leased % 9/30/2021	Start	Target Complet.	Estimated Stabilization Period(1)(3)	Purchase Price(1)	Projected Redev. Costs(1)	Projected Total Investment(1)	Cumulative Investment to Date(1)	Actual Cash NOI 3Q-2021(1)	Est. Annual Stabilized Cash NOI(1)	Estimated UnleveredStabilized Yield(1)
	CURRENT REDEVELOPMENT:
	28901-28903 Avenue Paine (SF Valley)(11)	111,260	100%(11)	1Q-21	4Q-21	4Q-21	$5,515	$11,912	$17,427	$15,031	$(2)	$1,155	6.6%
	415-435 Motor Avenue (SG Valley)	94,315	—%	2Q-21	2Q-22	3Q-22	7,376	10,198	17,574	9,166	(3)	1,369	7.8%
	1055 Sandhill Ave. (South Bay)	127,853	—%	3Q-21	1Q-23	3Q-23	11,994	14,399	26,393	13,101	(32)	2,071	7.8%
	9615 Norwalk Blvd. (Mid-Counties)	201,467	—%	3Q-21	4Q-22	2Q-23	9,642	27,625	37,267	13,972	(3)	3,064	8.2%
	15601 Avalon Blvd. (South Bay)(12)	86,830	—%	3Q-21	4Q-22	1Q-23	16,061	12,052	28,113	16,606	40	1,465	5.2%
	TOTAL	621,725					$50,588	$76,186	$126,774	$67,876	$—	$9,124	7.2%

	STABILIZED - REDEVELOPMENT:
	851 Lawrence Drive (Ventura)	90,773	100%	4Q-19	2Q-21	3Q-21	$6,663	$12,155	$18,818	$18,783	$2	$1,203	6.4%

	FUTURE REDEVELOPMENT:
	9920-10020 Pioneer Blvd (Mid-Counties)(12)	162,557	—%	3Q-21	1Q-23	3Q-23	$23,598	$28,382	$51,980	$23,965	$(41)	$2,708	5.2%
**	12752-12822 Monarch St. (West OC)(12)(13)	269,465	100%	4Q-21	4Q-22	1Q-23	34,098	11,744	45,842	35,965	633	3,073	6.7%
	4416 Azusa Canyon Rd. (SG Valley)(12)	129,830	—%	1Q-22	4Q-22	1Q-23	12,277	13,158	25,435	13,358	(3)	1,926	7.6%
	1901 Via Burton (North OC)(14)	139,269	100%	1Q-22	4Q-22	1Q-23	24,500	16,352	40,852	24,613	(9)	2,309	5.7%
	8888-8892 Balboa Ave. (Central SD)(12)	128,400	—%	1Q-22	1Q-23	2Q-23	19,940	17,752	37,692	20,050	11	2,127	5.6%
	2390-2444 American Way (North OC)	96,100	—%	1Q-22	1Q-23	2Q-23	17,118	13,452	30,570	17,118	(2)	1,738	5.7%
	15010 Don Julian Rd. (SG Valley)(12)	219,242	100%	1Q-22	2Q-23	3Q-23	22,891	20,895	43,786	23,385	130	3,338	7.6%
	12118 Bloomfield Ave. (Mid-Counties)	110,018	100%	3Q-22	4Q-23	1Q-24	16,707	13,947	30,654	16,765	111	1,920	6.3%
	12772 San Fernando Rd. (SF Valley)(12)	146,746	52%	1Q-23	1Q-24	2Q-24	22,114	16,247	38,361	22,268	158	2,253	5.9%
	TOTAL	1,401,627					$193,243	$151,929	$345,172	$197,487	$988	$21,392	6.2%
* “Properties Under Redevelopment” are typically defined as a properties where we plan to fully or partially demolish an existing building(s) due to building obsolescence and/or a property with excess or vacant land     where we plan to construct a ground-up building.
** Property is included in our Same Property Portfolio as of September 30, 2021.

— See footnotes on page 29 —

Third Quarter 2021 Supplemental Financial Reporting Package	Page 28

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of September 30, 2021	(unaudited results, in thousands, except square feet)

Stabilized Repositionings/Redevelopments: Properties and Space
Property (Submarket)	Rentable Square Feet	Stabilized Period	Unlevered Stabilized Yield
2455 Conejo Spectrum St.(Ventura)	98,218	1Q-20	5.3%
635 8th Street (SF Valley)	72,250	1Q-20	5.0%
16121 Carmenita Road (Mid-Counties)	109,780	3Q-20	5.9%
10015 Waples Court (Central SD)	106,412	3Q-20	5.7%
1210 N. Red Gum Street (North OC)	64,570	3Q-20	6.9%
7110 E. Rosecrans Avenue - Unit B (South Bay)	37,417	3Q-20	n/a(15)
29003 Avenue Sherman (SF Valley)	68,123	4Q-20	5.1%
727 Kingshill Place (South Bay)	46,005	4Q-20	4.9%
The Merge (Inland Empire West)	333,544	2Q-21	7.0%
16221 Arthur Street (Mid-Counties)	61,372	2Q-21	7.9%
Rancho Pacifica - Bldgs 1 & 6 (South Bay)(7)	488,114	3Q-21	6.3%
8745-8775 Production Ave. (Central SD)(8)	26,200	3Q-21	6.9%
19007 Reyes Avenue (South Bay)(9)	—	3Q-21	6.2%
851 Lawrence Drive (Ventura)	90,773	3Q-21	6.4%
(1)For definitions of “Properties and Space Under Repositioning/Redevelopment,” “Estimated Construction Period,” “Purchase Price,” “Projected Repositioning/Redevelopment Costs,” “Projected Total Investment,” “Cumulative Investment to Date,” “Estimated Annual Stabilized Cash NOI,” “Actual Cash NOI,” “Estimated Unlevered Stabilized Yield” and “Stabilization Date - Properties and Space Under Repositioning” see page 35-36 in the Notes and Definitions section of this report.
(2)“Total Property RSF” is the total RSF of the entire property or particular building(s) (footnoted if applicable) under repositioning. “Repositioning/Lease-up RSF” is the actual RSF that is subject to repositioning at the property/building, and may be less than Total Property RSF.
(3)Represents the estimated quarter that the project will reach stabilization. Includes time to complete construction & lease-up the project. The actual period of stabilization may vary materially from our estimates.
(4)At 12821 Knott Street, we are repositioning the existing 120,800 RSF building and are constructing approximately 45,000 RSF of new warehouse space.
(5)As of September 30, 2021, 12133 Greenstone Avenue has been pre-leased with the lease expected to commence in March 2022, subject to completion of repositioning work.
(6)“Other Repositioning” includes 11 properties where estimated costs are generally less than $1.0 million individually. Repositioning work at these 11 properties totals 266,938 RSF. Other Repositioning is comprised of properties both included and excluded from our Same Property Portfolio.
(7)Rancho Pacifica Buildings 1 & 6 are located at 2301-2329 Pacifica Place and 2332-2366 Pacifica Place, and represent two buildings totaling 488,114 RSF, out of six buildings at our Rancho Pacifica Park property, which has a total of 1,152,883 RSF. Amounts detailed in the tables above (leased %, costs, NOI and stabilized yield) reflect only these two buildings.
(8)At 8745-8775 Production Avenue, we repositioned 26,000 RSF of the 46,820 RSF property. The stabilized yield reflects the full project and its RSF.
(9)At 19007 Reyes Avenue, a 4.5 acre industrial site, we removed the dysfunctional improvements and converted the site into a single tenant paved container storage facility.
(10)Represents the estimated rentable square footage of the project upon completion of redevelopment.
(11)As of September 30, 2021, 29025-29055 Avenue Paine has been pre-leased with the lease expected to commence in December 2021, subject to completion of redevelopment work.
(12)As of September 30, 2021, these projects have existing buildings aggregating 888,163 RSF (also included in our Total Portfolio RSF) that we intend to fully or partially demolish prior to constructing new buildings. Includes the following properties: 4416 Azusa Canyon Road (70,510 RSF),15601 Avalon Boulevard (63,690 RSF), 12752 Monarch Street (276,585 RSF), 15010 Don Julian Road (92,925 RSF), 888-8892 Balboa Avenue (86,637 RSF), 12772 San Fernando Road (140,837 RSF), and 9920-10020 Pioneer Boulevard (157,669 RSF).
(13)As of September 30, 2021, this property is included in our Same Property Portfolio. As of September 30, 2021, 12752-12822 Monarch Street comprises two buildings totaling 276,585. One of the buildings (165,260 RSF) has an in-place lease which terminates in November 2021. After the tenant vacates we plan to demolish 104,570 RSF of the building and construct a new 97,450 RSF building in its place, as well as reposition the remaining 60,690 RSF of the original structure. At completion, the total project will contain 269,465 RSF.
(14)At 1901 Via Burton, we plan to construct a new 139,269 RSF building. In September 2021, we leased the property to a tenant under a short-term lease to provide income for part of the entitlement period.
(15)We are unable to provide a meaningful stabilized yield for this completed project as this was a partial repositioning of a larger property.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 29

Current Year Acquisitions and Dispositions Summary.
As of September 30, 2021	(unaudited results)

2021 Current Period Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet		Acquisition Price ($ in MM)		Occ. % at Acquisition	Occ.% at Sep 30, 2021
1/5/2021	15010 Don Julian Road(1)	Los Angeles	San Gabriel Valley	92,925		$22.20		100%	100%
1/11/2021	5002-5018 Lindsay Court	San Bernardino	Inland Empire - West	64,960		12.65		100%	49%
1/14/2021	514 East C Street(2)	Los Angeles	South Bay	3,436	(2)	9.95		100%	100%
1/26/2021	17907-18001 Figueroa Street	Los Angeles	South Bay	74,810		20.20		100%	100%
1/27/2021	7817 Woodley Avenue(3)	Los Angeles	Greater San Fernando Valley	36,900		9.96		100%	100%
2/4/2021	8888-8892 Balboa Avenue(1)	San Diego	Central San Diego	86,637		19.80		56%	—%
2/19/2021	9920-10020 Pioneer Boulevard(1)	Los Angeles	Mid-Counties	157,669		23.50		5%	—%
3/19/2021	2553 Garfield Avenue	Los Angeles	Los Angeles - Central	25,615		3.90		100%	100%
3/19/2021	6655 East 26th Street	Los Angeles	Los Angeles - Central	47,500		6.50		100%	100%
3/19/2021	560 Main Street	Orange	Orange County - North	17,000		2.60		100%	100%
3/23/2021	4225 Etiwanda Avenue	San Bernardino	Inland Empire - West	134,500		32.25		100%	100%
4/14/2021	12118 Bloomfield Avenue(1)	Los Angeles	Mid-Counties	63,000		16.65		100%	100%
4/15/2021	256 Alondra Boulevard(2)	Los Angeles	South Bay	2,456	(2)	11.25		100%	100%
4/23/2021	19007 Reyes Avenue(2)	Los Angeles	South Bay	—	(2)	16.35		—%	100%
4/30/2021	19431 Santa Fe Avenue(2)	Los Angeles	South Bay	14,793	(2)	10.50		100%	100%
5/21/2021	4621 Guasti Road	San Bernardino	Inland Empire - West	64,512		13.34		—%	100%
6/15/2021	12838 Saticoy Street	Los Angeles	Greater San Fernando Valley	100,390		27.25		—%	100%
6/15/2021	19951 Mariner Avenue	Los Angeles	South Bay	89,272		27.40		100%	100%
6/17/2021	East 12th Street	Los Angeles	Los Angeles - Central	257,976		93.60		96%	78%
6/22/2021	29120 Commerce Center Drive	Los Angeles	Greater San Fernando Valley	135,258		27.05		100%	100%
6/24/2021	20304 Alameda Street	Los Angeles	South Bay	77,758		13.50		100%	100%
7/8/2021	4181 Ruffin Road	San Diego	Central San Diego	150,144		35.75		100%	100%
7/16/2021	12017 Greenstone Avenue(2)	Los Angeles	Mid-Counties	—	(2)	13.50		—%	—%
7/26/2021	1901 Via Burton(1)	Orange	North Orange County	—		24.21		—%	—%
8/4/2021	1555 Cucamonga Avenue	San Bernardino	Inland Empire - West	107,023		21.00		100%	100%
8/6/2021	1800 Lomita Boulevard(2)	Los Angeles	South Bay	—	(2)	70.00		100%	100%
8/17/2021	8210-8240 Haskell Avenue	Los Angeles	Greater San Fernando Valley	53,248		12.43		—%	—%
8/20/2021	3100 Lomita Boulevard	Los Angeles	South Bay	575,976		182.05	(4)	91%	91%
8/25/2021	2401-2421 Glassell Street	Orange	North Orange County	191,127		70.03		100%	100%
8/26/2021	2390-2444 American Way(1)	Orange	North Orange County	—		16.70		—%	—%
8/26/2021	500 Dupont Avenue	San Bernardino	Inland Empire West	276,000		58.50		100%	100%
9/10/2021	1801 St. Andrew Place	Orange	OC Airport	370,374		105.30		100%	100%
9/17/2021	5772 Jurupa Street	San Bernardino	Inland Empire - West	360,000		54.00		100%	100%
9/30/2021	2500 Victoria Street(2)	Los Angeles	South Bay	—	(2)	217.07		100%	100%
Total Current Year Acquisitions through September 30, 2021:				3,631,259		$1,300.94

*See footnotes on the following page*

Third Quarter 2021 Supplemental Financial Reporting Package	Page 30

Current Year Acquisitions and Dispositions Summary.
As of September 30, 2021	(unaudited results)

2021 Subsequent Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet	Acquisition Price ($ in MM)	Occ. % at Acquisition	Occ.% at Sep 30, 2021
10/1/2021	1010 Belmont Street	San Bernardino	Inland Empire West	61,824	$14.50	100%	n/a
10/12/2021	21515 Western Avenue(5)	Los Angeles	South Bay	56,199	18.95	100%	n/a
Total 2021 Acquisitions				3,749,282	$1,334.39

2021 Current Period Dispositions
Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)
2/12/2021	14723-14825.25 Oxnard Street	Los Angeles	Greater San Fernando Valley	77,790	$19.25
3/15/2021	6760 Central Avenue, Unit B	San Bernardino	Inland Empire East	9,943	1.53
5/20/2021	11529-11547 Tuxford Street	Los Angeles	Greater San Fernando Valley	29,730	8.18
9/15/2021	5803 Newton Drive	San Diego	North San Diego	71,602	18.60
Total Current Year Dispositions through September 30, 2021:				189,065	$47.56
(1)Represents acquisition of a redevelopment site. Property is classified as a future redevelopment as of September 30, 2021. See page 28 for additional details.
(2)Represents acquisition of an industrial outdoor storage site.
(3)7817 Woodley Avenue is part of the Van Nuys Airport Industrial Center Portfolio that was acquired in December 2020.
(4)In connection with the acquisition of 3100 Lomita Boulevard, the Company prepaid an existing loan on the property and incurred a $20.4 million prepayment fee in addition to the $182.0 million purchase price at closing.
(5)Represents acquisition of a 4 acre redevelopment site.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 31

Net Asset Value Components.
As of September 30, 2021	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended Sep 30, 2021
Total operating rental income	$115,260
Property operating expenses	(27,501)
Pro forma effect of uncommenced leases(2)	1,588
Pro forma effect of acquisitions(3)	8,572
Pro forma effect of dispositions(4)	(186)
Pro forma NOI effect of significant properties classified as repositioning, redevelopment and lease-up(5)	10,483
Pro Forma NOI	108,216
Amortization of net below-market lease intangibles	(3,191)
Straight line rental revenue adjustment	(5,865)
Pro Forma Cash NOI	$99,160

Balance Sheet Items
Other assets and liabilities	September 30, 2021
Cash and cash equivalents	$60,154
Restricted cash	50
Rents and other receivables, net	9,863
Other assets	18,213
Acquisition related deposits	9,610
Accounts payable, accrued expenses and other liabilities	(77,968)
Dividends payable	(37,970)
Tenant security deposits	(55,487)
Prepaid rents	(16,358)
Estimated remaining cost to complete repositioning/redevelopment projects	(244,052)
Total other assets and liabilities	$(333,945)

Debt and Shares Outstanding

Total consolidated debt(6)	$1,400,552
Preferred stock/units - liquidation preference	$229,068

Common shares outstanding(7)	151,194,469
Operating partnership units outstanding(8)	6,415,276
Total common shares and operating partnership units outstanding	157,609,745
(1)For a definition and discussion of non-GAAP financial measures, see the notes and definitions section beginning on page 33 of this report.
(2)Represents the estimated incremental base rent from uncommenced new and renewal leases as if they had commenced as of July 1, 2021.
(3)Represents the estimated incremental NOI from Q3'21 acquisitions as if they had been acquired on July 1, 2021. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired entities as of July 1, 2021.
(4)Represents the deduction of actual Q3'21 NOI for the properties that were sold during the current quarter. See page 31 for a detail of current year disposition properties.
(5)Represents the estimated incremental NOI from the properties that were classified as current or future repo/redev, lease-up or stabilized during the three months ended September 30, 2021, assuming that all repo/redev work had been completed and all of the properties were fully stabilized as of July 1, 2021. Includes all properties that are separately listed on pages 27-28 and excludes “Other Repositionings.” We have made a number of assumptions in such estimates & there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of July 1, 2021.
(6)Excludes unamortized loan discount and debt issuance costs totaling $13.9 million.
(7)Represents outstanding shares of common stock of the Company, which excludes 250,439 shares of unvested restricted stock.
(8)Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 600,705 vested LTIP Units and 600,843 vested performance units and excludes 255,913 unvested LTIP Units and 905,732 unvested performance units.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 32

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/redevelopment of certain of our properties and (v) 2nd generation tenant improvements and leasing commissions. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:
•In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of September 30, 2021, multiplied by 12. Includes leases that have commenced as of September 30, 2021 or leases where tenant has taken early possession of space as of September 30, 2021. Excludes billboard and antenna revenue and tenant reimbursements.
•In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of September 30, 2021.
•Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to September 30, 2021, or adjustments for future known non-renewals.
•ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of September 30, 2021, multiplied by 12.
•In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of September 30, 2021.
•Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but have not yet commenced as of September 30, 2021.
•Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that have been signed but have not yet commenced as of September 30, 2021.
Capital Expenditures, Non-recurring: Expenditures made with respect to a property for repositioning, redevelopment, major property or unit upgrade or renovation, and further includes capital expenditures for seismic upgrades, roof or parking lot replacements and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made with respect to a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired; or (d) replacements of either roof or parking lots.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) fair value lease revenue and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO, as defined below, to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. Core FFO adjustments consist of (i) acquisition expenses, (ii) loss on extinguishment of debt, (iii) the amortization of the loss on termination of interest rate swaps and (iv) other amounts as they may occur. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company's operating results. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends, but excludes non-recurring preferred stock redemption charges related to the write-off of original issuance costs which we do not consider reflective of our core revenue or expense streams).

Third Quarter 2021 Supplemental Financial Reporting Package	Page 33

Notes and Definitions.

Debt Covenants ($ in thousands)

		September 30, 2021
	Current Period Covenant	Credit Facility and $150M Term Loan	Senior Notes ($100M, $125M, $25M, $75M)
Maximum Leverage Ratio	less than 60%	20.7%	21.7%
Maximum Secured Leverage Ratio	less than 45%	1.8%	N/A
Maximum Secured Leverage Ratio	less than 40%	N/A	1.9%
Maximum Secured Recourse Debt	less than 15%	N/A	—%
Minimum Tangible Net Worth	$4,342,519	$4,961,137	N/A
Minimum Tangible Net Worth	$4,237,489	N/A	$4,961,137
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	6.0 to 1.00	6.0 to 1.00
Unencumbered Leverage Ratio	less than 60%	20.5%	21.5%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	9.70 to 1.00	9.70 to 1.00

		September 30, 2021
	Current Period Covenant	$400M 2.125% Senior Notes and $400M 2.15% Senior Notes
Maximum Debt to Total Asset Ratio	less than 60%	20.9%
Maximum Secured Debt to Total Asset Ratio	less than 40%	1.9%
Minimum Debt Service Coverage Ratio	at least 1.50 to 1.00	5.7 to 1.00
Minimum Unencumbered Assets to Unsecured Debt Ratio	at least 1.50 to 1.00	5.0 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement/indenture.
EBITDAre and Adjusted EBITDA: We calculate EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is calculated as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses and adjustments to reflect our proportionate share of EBITDAre from our unconsolidated joint venture. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock based compensation expense, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses and (iv) the pro-forma effects of acquisitions and dispositions. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDAre and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDAre and Adjusted EBITDA should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDAre and Adjusted EBITDA should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDAre and Adjusted EBITDA differently than we do; accordingly, our EBITDAre and Adjusted EBITDA may not be comparable to such other Equity REITs’ EBITDAre and Adjusted EBITDA. EBITDAre and Adjusted EBITDA should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.
Fixed Charge Coverage Ratio:

	For the Three Months Ended
	Sep 30, 2021		Jun 30, 2021		Mar 31, 2021		Dec 31, 2020		Sep 30, 2020
EBITDAre	$75,587		$69,108		$64,679		$57,434		$53,638
Amortization of above/below market lease intangibles	(3,191)		(3,386)		(2,712)		(2,711)		(2,751)
Non-cash stock compensation	4,506		4,463		4,261		2,491		3,101
Loss on extinguishment of debt	505		—		—		104		—
Straight line rental revenue adj.	(5,865)		(4,840)		(4,199)		(434)		(3,088)
Capitalized payments	(2,062)		(1,700)		(1,590)		(1,331)		(1,279)
Recurring capital expenditures	(2,509)		(2,053)		(2,541)		(2,671)		(1,380)
2nd gen. tenant improvements & leasing commissions	(2,523)		(4,885)		(3,528)		(1,741)		(2,243)
Cash flow for fixed charge coverage calculation	64,448		56,707		54,370		51,141		45,998
Cash interest expense calculation detail:
Interest expense	10,427		9,593		9,752		8,673		7,299
Capitalized interest	1,277		893		732		818		1,163
Note payable premium amort.	(23)		28		29		47		66
Amort. of deferred financing costs	(508)		(447)		(447)		(408)		(373)
Amort. of swap termination fee	(655)		(410)		(410)		(218)		—
Cash interest expense	10,518		9,657		9,656		8,912		8,155
Scheduled principal payments	531		332		319		241		205
Preferred stock/unit dividends	3,684		4,345		4,344		4,344		4,344
Fixed charges	$14,733		$14,334		$14,319		$13,497		$12,704
Fixed Charge Coverage Ratio	4.4	x	4.0	x	3.8	x	3.8	x	3.6	x
NAREIT Defined Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) on sale of real estate assets, gains (or losses) on sale of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions or assets incidental to our business, other

Third Quarter 2021 Supplemental Financial Reporting Package	Page 34

Notes and Definitions.

than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate and other assets incidental to our business, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends and any preferred stock redemption charges related to the write-off of original issuance costs).
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, gains (or losses) on sale of real estate and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning/lease-up properties as of the end of the reporting period, assuming that all repositioning work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Definitions Related to Properties and Space Under Repositioning/Redevelopment:
•Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.
•Properties Under Redevelopment: Typically defined as a properties where we plan to fully or partially demolish an existing building(s) due to building obsolescence and/or a property with excess or vacant land where we plan to construct a ground-up building.
•Estimated Construction Period: The “Start” of the Estimated Construction Period is our current estimate of the period in which we will start physical construction on a property. Prior to 4Q-2020, we defined the “Start” as the period in which we began activities to get a property ready for its intended use, which included pre-construction activities, including securing entitlements or permits, design, site work, and other necessary activities preceding construction. The Target Completion of the Estimated Construction Period is our current estimate of the period in which we will have substantially completed a project and the project is made available for occupancy. We expect to update our timing estimates on a quarterly basis.
•Purchase Price: Represents the contractual purchase price of the property plus closing costs.
•Projected Repositioning/Redevelopment Costs: Represents the estimated costs to be incurred to complete construction and lease-up each repositioning/redevelopment project. Estimated costs include (i) nonrecurring capital expenditures, (ii) estimated tenant improvement allowances/costs and (iii) estimated leasing commissions. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter. Excludes capitalized costs including capitalized interest, property taxes, insurance and compensation.
•Projected Total Investment: Includes the sum of the Purchase Price and Projected Repositioning/Redevelopment Costs.
•Cumulative Investment to Date: Includes the Purchase Price and nonrecurring capital expenditures, tenant improvement costs and leasing commission costs incurred as of the reporting date.
•Estimated Annual Stabilized Cash NOI: Represents management’s estimate of each project’s annual Cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates.
•Actual Quarterly NOI: Represents the actual cash NOI (a non-GAAP measure defined on page 33) for the repositioning/redevelopment property for the entire reported quarter or from the date of acquisition if such property was acquired during the current reported quarter.
•Estimated Unlevered Stabilized Yield: Calculated by dividing each project’s Estimated Annual Stabilized Cash NOI by its Projected Total Investment.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 35

Notes and Definitions.

•Stabilization Date - Properties and Space Under Repositioning/Redevelopment: We consider a repositioning/redevelopment property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning/redevelopment construction work.
Rental Income: See below for a breakdown of consolidated rental income for the last five trailing quarters. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Rental revenue (before collectability adjustment)	$95,862	$86,935	$83,349	$75,990	$71,632
Tenant reimbursements	19,024	17,119	16,644	14,468	13,247
Other income	232	303	147	151	222
(Reduction) increase in revenue due to change in collectability assessment	142	(121)	(496)	(2,114)	(1,479)
Rental income	115,260	104,236	99,644	88,495	83,622
Rent Change - Cash: Compares the first month cash rent excluding any abatement on new/renewal leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Rent Change - GAAP: Compares GAAP rent, which straightlines rental rate increases and abatements, on new/renewal leases to GAAP rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Same Property Portfolio (“SPP”) (previously referred to as the "Stabilized Same Property Portfolio."): Our 2021 SPP is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2020 through September 30, 2021, and excludes (i) any properties that were acquired or sold during the period from January 1, 2020 through September 30, 2021, and (ii) properties acquired prior to January 1, 2020 that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2020 and 2021 (unless otherwise noted), which we believe will significantly affect the properties’ results during the comparative periods.
SPP Historical Information: The table below reflects selected information related to our SPP as initially reported in each quarter’s respective supplemental package.

	Three Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
# of Properties	194	195	195	159	159
Square Feet	24,652,152	24,721,010	24,720,199	19,688,025	19,690,990
Ending Occupancy	98.8%	98.4%	98.6%	98.2%	98.4%
SPP NOI	9.7%	10.1%	6.8%	2.5%	4.4%
SPP Cash NOI	13.3%	22.0%	8.2%	7.1%	5.0%

Same Property Portfolio Rental Income: See below for a breakdown of 2021 & 2020 rental income for our SPP. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Rental revenue	$67,658	$62,523	$5,135	8.2%	$198,704	$185,033	$13,671	7.4%
Tenant reimbursements	12,478	11,814	664	5.6%	37,277	34,211	3,066	9.0%
Other income	142	206	(64)	(31.1)%	461	386	75	19.4%
Rental income	$80,278	$74,543	$5,735	7.7%	$236,442	$219,630	$16,812	7.7%
Reconciliation of Net Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Net Income	$40,186	$26,037	$30,643	$18,155	$31,197
Add:
General and administrative	11,806	10,695	11,480	9,042	9,464
Depreciation & amortization	38,676	36,228	35,144	30,554	28,811
Acquisition expenses	4	2	29	35	70
Interest expense	10,427	9,593	9,752	8,673	7,299
Loss on extinguishment of debt	505	—	—	104	—
Subtract:
Mgmt, leasing, & dvlpmt services	136	109	105	95	118
Interest income	7	15	14	59	116
Gain (loss) on sale of real estate	13,702	2,750	10,860	(52)	13,669
NOI	$87,759	$79,681	$76,069	$66,461	$62,938
S/L rental revenue adj.	(5,865)	(4,840)	(4,199)	(434)	(3,088)
Amortization of above/below market lease intangibles	(3,191)	(3,386)	(2,712)	(2,711)	(2,751)
Cash NOI	$78,703	$71,455	$69,158	$63,316	$57,099

Third Quarter 2021 Supplemental Financial Reporting Package	Page 36

Notes and Definitions.

Reconciliation of Net Income to Total Portfolio NOI, Same Property Portfolio NOI and Same Property Portfolio Cash NOI:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$40,186	$31,197	$96,866	$62,740
Add:
General and administrative	11,806	9,464	33,981	27,753
Depreciation and amortization	38,676	28,811	110,048	84,715
Acquisition expenses	4	70	35	89
Interest expense	10,427	7,299	29,772	22,176
Loss on extinguishment of debt	505	—	505	—
Deduct:
Management, leasing and development services	136	118	350	325
Interest income	7	116	36	279
Gain on sale of real estate	13,702	13,669	27,312	13,669
NOI	$87,759	$62,938	$243,509	$183,200
Non-Same Property Portfolio rental income	(34,982)	(9,079)	(82,698)	(21,252)
Non-Same Property Portfolio property exp.	9,397	2,818	22,353	6,270
Same Property Portfolio NOI	$62,174	$56,677	$183,164	$168,218
Straight line rental revenue adjustment	(2,096)	(2,842)	(5,713)	(10,588)
Amort. of above/below market lease intangibles	(1,280)	(1,956)	(4,122)	(6,030)
Same Property Portfolio Cash NOI	$58,798	$51,879	$173,329	$151,600
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2021 Estimate
	Low	High
Net income attributable to common stockholders	$0.70	$0.71
Company share of depreciation and amortization	1.06	1.06
Company share of gains on sale of real estate	(0.19)	(0.19)
Company share of FFO	$1.57	$1.58
Add: Series A Preferred Stock redemption charge(1)	0.02	0.02
Add: Amortization of loss on termination of interest rate swaps	0.01	0.01
Company share of Core FFO	$1.60	$1.61
(1)In connection with the redemption of our Series A Preferred Stock on August 16, 2021, we recognized a non-cash charge of $3.3 million, as a reduction to net income attributable to common stockholders for the original issuance costs related to the Series A Preferred Stock.

Third Quarter 2021 Supplemental Financial Reporting Package	Page 37